PRESS RELEASE - FOR IMMEDIATE RELEASE

              OMEGA ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS
                    AND REINSTATEMENT OF PREFERRED DIVIDENDS

     TIMONIUM, MARYLAND - JULY 25, 2003 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2003. The Company reported net income available to common stockholders for the three-month period ended June 30, 2003 of $1.8 million or $0.05 per fully diluted common share on revenues of $20.8 million. This compares to a net loss of ($5.6) million or ($0.15) per fully diluted common share for the same period in the prior year. The Company also reported Funds From Operations ("FFO") on a fully diluted basis for the three months ended June 30, 2003 of $8.5 million or $0.15 per common share. The $8.5 million FFO included a non-cash interest expense of $2.6 million (or $0.047 per fully diluted common share) related to the termination of the Company's two previous credit facilities. (See Bank Credit Agreements below).

     Also, as announced on July 23, 2003, the Company's Board of Directors declared a full catch-up of its cumulative, unpaid dividends for all classes of preferred stock to be paid August 15, 2003 to preferred stockholders of record on August 5, 2003. In addition, the Board declared the regular quarterly dividend for all classes of preferred stock to be paid on August 15, 2003 to preferred stockholders of record on August 5, 2003. (See Dividend Policy below).

     Revenues for the three-month period ended June 30, 2003 totaled $20.8 million, a decrease of $13.6 million as compared to the same period in 2002. When excluding nursing home revenues of owned and operated assets, revenues decreased $1.4 million versus the three-month period ended June 30, 2002. The decrease was primarily the result of operator restructurings.

     Expenses for the three-month period ended June 30, 2003 totaled $15.3 million, a decrease of $19.3 million from the same period in 2002. Excluding nursing home expenses of owned and operated assets, expenses were $15.2 million for the three-month period ended June 30, 2003 versus $21.2 million for the same period in 2002. The $6.0 million decrease primarily resulted from a provision for impairment of $2.5 million and a provision for uncollectible mortgages, notes and accounts receivable of $3.7 million, both taken in 2002.

     Nursing home expenses, net of nursing home revenues, for owned and operated assets for the three-month period ended June 30, 2003 were $0.1 million, a decrease of $1.2 million from the same period in 2002. The decrease was primarily a result of the decrease in the number of owned and operated facilities from 13 at June 30, 2002 to one at June 30, 2003.

     During the three-month period ended June 30, 2003, the Company sold its investment in a Baltimore, Maryland asset, leased by the United States Postal Service, for approximately $19.6 million. The purchaser paid the Company gross proceeds of $1.95 million and assumed the first mortgage of approximately $17.6 million. As a result, the Company recorded a gain of $1.3 million, net of closing costs and other expenses.

     Funds from operations for the three-month period ended June 30, 2003, on a fully diluted basis, was $8.5 million or $0.15 per common share, an increase of $3.5 million, as compared to $5.0 million or $0.06 per common share for the same period in 2002 due to the factors mentioned above. Additionally, the $8.5 million FFO included a non-cash interest expense of $2.6 million related to the termination of the Company's two previous credit facilities. For further information, see Bank Credit Agreements below and the attached Funds From Operations schedule and notes.

     The Company believes that presentation of the Company's revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company's core portfolio as a Real Estate Investment Trust ("REIT") in view of the disposition of all but one of the Company's owned and operated assets. For 2003, nursing home revenues, nursing home expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown on a net basis on the face of the Company's consolidated financial statements. For 2002, nursing home revenues, nursing home expenses, operating assets and operating liabilities for the Company's owned and operated properties are shown separately on a gross basis on the face of the Company's consolidated financial statements.

PORTFOLIO DEVELOPMENTS

     Alterra Healthcare Corporation ("Alterra"). Alterra announced during the first quarter of 2003, that, in order to facilitate and complete its on-going restructuring initiatives, they had filed a voluntary petition with the U.S. Bankruptcy Court for the District of Delaware to reorganize under Chapter 11 of the U.S. Bankruptcy Code. At that time, the Company leased eight assisted living facilities (325 units) located in seven states to subsidiaries of Alterra.

     Effective July 7, 2003, the Company amended its Master Lease with a subsidiary of Alterra whereby the number of leased facilities was reduced from eight to five. The amended Master Lease has a remaining term of approximately ten years with an annual rent requirement of approximately $1.5 million. This compares to the 2002 annualized revenue of $2.6 million. The Company is in the process of negotiating terms and conditions to re-lease the remaining three properties. In the interim, Alterra will continue to operate the three facilities. The Amended Master Lease has been approved by the U.S. Bankruptcy Court in the District of Delaware.

     Sun Healthcare Group, Inc. ("Sun"). During the second quarter of 2003, Sun remitted rent of $5.2 million versus the contractual amount of $6.7 million. The $5.2 million rent payment was made up of $3.8 million in cash and the remaining security deposits of $1.4 million. All security deposits with Sun have been used.

     Effective July 1, 2003, the Company re-leased five former Sun skilled nursing facilities ("SNFs") in the following three separate lease transactions:
(i) a Master Lease of two SNFs in Florida, representing 350 beds, which Master Lease has a ten-year term and an initial annual lease rate of $1.3 million; (ii) a Master Lease of two SNFs in Texas, representing 256 beds, which Master Lease has a ten-year term and an initial annual lease rate of $800,000; and (iii) a lease of one SNF in Louisiana, representing 131 beds, which lease has a ten-year term and an initial annual lease rate of $400,000. Aggregate monthly contractual lease payments under all three transactions, totals approximately $208,000.

     The Company continues its ongoing restructuring discussions with Sun. At the time of this release, the Company cannot comment on the timing or outcome of these discussions. However, as a result of the above mentioned transitions of the five former Sun SNFs, Sun's contractual monthly rent, starting in July, was reduced $0.2 million from approximately $2.2 million to approximately $2.0 million.

     Claremont Healthcare Holdings, Inc. ("Claremont"). Claremont failed to pay base rent due on July 1, 2003 in the amount of $0.5 million. On July 21, 2003, the Company drew on a letter of credit (posted by Claremont as a security deposit) in the amount of $0.5 million to pay Claremont's July rent payment and demanded that Claremont restore the $0.5 million letter of credit. As of the date of this release, the Company has additional security deposits in the form of cash and letters of credit in the amount of $2.0 million associated with Claremont. The Company is recognizing revenue from Claremont on a cash-basis as it is received.

     Other Assets. In addition to the sale of the Baltimore, Maryland asset, the Company sold one held for sale facility in Indiana for a gain of approximately $0.1 million during the second quarter. During July, the Company sold three additional closed facilities resulting in a gain of approximately $0.7 million.

BANK CREDIT AGREEMENTS

     In June 2003, the Company completed a new $225 million Senior Secured Credit Facility ("Credit Facility") arranged and syndicated by GE Healthcare Financial Services. At the closing, the Company borrowed $187.1 million under the new Credit Facility to repay borrowings under its two previous credit facilities and replace letters of credit. In addition, proceeds from the loan are permitted to be used to pay cumulative unpaid preferred dividends and for general corporate purposes.

     The new Credit Facility includes a $125 million term loan ("Term Loan") and a $100 million revolving line of credit ("Revolver") fully secured by 121 facilities representing approximately half of the Company's invested assets. Both the Term Loan and Revolver have a four-year maturity with a one-year extension at the Company's option. The Term Loan amortizes on a 25-year basis and is priced at London Interbank Offered Rate ("LIBOR") plus a spread of 3.75%, with a floor of 6.00%. The Revolver is also priced at LIBOR plus a 3.75% spread, with a 6.00% floor.

     At June 30, 2003, the Company had $187.1 million of Credit Facility borrowings outstanding and $12.5 million of letters of credit outstanding, leaving availability of $25.4 million. In addition, on June 30, 2003, the Company had approximately $45.5 million in invested cash.

DIVIDEND POLICY

     As announced on July 23, 2003, the Company's Board of Directors declared a full catch-up of its cumulative, unpaid dividends for all classes of preferred stock to be paid August 15, 2003 to preferred stockholders of record on August 5, 2003. In addition, the Board declared the regular quarterly dividend for all classes of preferred stock to be paid on August 15, 2003 to preferred stockholders of record on August 5, 2003.

     Series A and Series B preferred stockholders of record on August 5, 2003 will be paid dividends in the amount of approximately $6.36 and $5.93 per preferred share, respectively, on August 15, 2003. The Company's Series C preferred stockholder will be paid dividends of approximately $27.31 per Series C preferred share on August 15, 2003. The liquidation preference for the Company's Series A, B and C preferred stock is $25.00, $25.00 and $100.00 per share, respectively, excluding cumulative unpaid dividends. Total dividend payments for all classes of preferred stock are approximately $55.1 million.

     The table below sets forth the per share dividends payable on August 15, 2003 to holders of record of preferred stock as of August 5, 2003. Cumulative unpaid dividends represent unpaid dividends accrued for the period from November 1, 2000 through April 30, 2003. Regular quarterly dividends represent dividends for the period May 1, 2003 through July 31, 2003.

                                                      SERIES A      SERIES B      SERIES C

 Liquidation Preference Per Share                      $25.00        $25.00        $100.00
                                                       ======        ======        =======
 Aggregate Liquidation Preference (in $ millions)      $57.50        $50.00        $104.84
                                                       ======        ======        =======

 Regular Quarterly Dividends Per Share
   Payable on August 15, 2003                         $0.57813      $0.53906      $ 2.50000
 Cumulative Unpaid Prior Dividends Per Share           5.78125       5.39063       24.80670
                                                      --------      --------      ---------
 Total Dividends Per Share
   Payable on August 15, 2003                         $6.35938      $5.92969      $27.30670
                                                      ========      ========      =========

     The Board currently expects to consider the Company's common dividend policy at its next regularly scheduled Board of Directors meeting. At this time, the Company can give no assurance as to if, or when, dividends will be reinstated on common stock, or the amount of the dividends if, and when, such payments are recommenced.

CONFERENCE CALL

     The Company will be conducting a conference call on Friday, July 25, 2003, at 10 a.m. EDT to review the Company's 2003 second quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the "earnings call" icon on the Company's home page. Listening via webcast will require you to have Microsoft Media Player installed on your computer, which can be downloaded at no charge from the Company's website. Please allow up to 30 minutes prior to the call to download this software. Webcast replays of the call will be available on the Company's website for two weeks following the call. Additionally, a copy of this press release is available to investors on the "new releases" section of the Company's website.

                                   * * * * * *

     Omega is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At June 30, 2003, the Company owned or held mortgages on 221 skilled nursing and assisted living facilities with approximately 21,900 beds located in 28 states and operated by 34 third-party healthcare operating companies.


                        FOR FURTHER INFORMATION, CONTACT
                      Bob Stephenson, CFO at (410) 427-1700
                            ------------------------

This announcement includes forward-looking statements. All forward-looking statements included herein are based on information available to the Company on the date hereof. Such statements only speak as of the date hereof and the Company assumes no obligation to update such forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things:
(i) uncertainties relating to the operation of the Company's owned and operated assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) uncertainties relating to the restructuring of Sun's remaining obligations and payment of contractual rents, regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company's mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital;
(vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company's filings with the Securities and Exchange Commission.

                       OMEGA HEALTHCARE INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                           June 30,         December 31,
                                                                                            2003                2002
                                                                                         -------------------------------
                                                                                         (Unaudited)         (See note)
                                     ASSETS
Real estate properties
   Land and buildings at cost...................................................         $ 715,848            $ 669,188
   Less accumulated depreciation................................................          (128,236)            (117,986)
                                                                                         -------------------------------
     Real estate properties - net...............................................           587,612              551,202
   Mortgage notes receivable - net..............................................           120,912              173,914
                                                                                         -------------------------------
                                                                                           708,524              725,116
Other investments - net.........................................................            26,556               36,887
                                                                                         -------------------------------
                                                                                           735,080              762,003
Assets held for sale - net......................................................             2,227                2,324
                                                                                         -------------------------------
   Total investments............................................................           737,307              764,327
Cash and cash equivalents.......................................................            45,485               15,178
Accounts receivable - net.......................................................             2,575                2,766
Interest rate cap...............................................................             4,098                7,258
Other assets....................................................................             8,215                5,597
Operating assets for owned properties...........................................                 -                8,883
                                                                                         -------------------------------
   Total assets.................................................................         $ 797,680            $ 804,009
                                                                                         ===============================

            LIABILITIES AND STOCKHOLDERS EQUITY
Revolving lines of credit.......................................................         $ 187,122            $ 177,000
Unsecured borrowings............................................................           100,000              100,000
Other long-term borrowings......................................................            11,635               29,462
Accrued expenses and other liabilities..........................................             8,788               13,234
Operating liabilities for owned properties......................................                 -                4,612
Operating assets and liabilities for owned properties- net......................               609                    -
                                                                                         -------------------------------
   Total liabilities............................................................           308,154              324,308
                                                                                         -------------------------------

Preferred stock.................................................................           212,342              212,342
Common stock and additional paid-in capital.....................................           484,813              484,766
Cumulative net earnings.........................................................           164,059              151,245
Cumulative dividends paid.......................................................          (365,654)            (365,654)
Unamortized restricted stock awards.............................................                 -                 (116)
Accumulated other comprehensive loss............................................            (6,034)              (2,882)
                                                                                         -------------------------------
   Total stockholders equity....................................................           489,526              479,701
                                                                                         -------------------------------
   Total liabilities and stockholders equity....................................         $ 797,680            $ 804,009
                                                                                         ===============================

NOTE - The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                        OMEGA HEALTHCARE INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                 Three Months Ended             Six Months Ended
                                                                                       June 30,                      June 30,
                                                                                 2003           2002           2003           2002
                                                                                ---------------------         ---------------------
Revenues
  Rental income.................................................................$ 16,153     $15,666          $ 32,827    $ 31,097
  Mortgage interest income......................................................   3,489       5,186             7,881      10,598
  Other investment income - net.................................................     756       1,056             1,746       2,159
  Nursing home revenues of owned and operated assets............................       -      12,210                 -      33,958
  Litigation settlement.........................................................       -           -             2,187           -
  Miscellaneous.................................................................     391         286               712         516
                                                                                ---------------------         ---------------------
                                                                                  20,789      34,404            45,353      78,328
Expenses
  Nursing home expenses of owned and operated assets............................       -      13,485                 -      37,185
  Nursing home revenues and expenses of owned and operated assets - net.........     105           -             1,438           -
  Depreciation and amortization.................................................   5,404       5,352            10,733      10,678
  Interest......................................................................   7,383       7,187            12,495      15,325
  General and administrative....................................................   1,461       1,770             2,932       3,489
  Legal.........................................................................     784         797             1,342       1,652
  State taxes...................................................................     161          87               319         216
  Provision for impairment......................................................       -       2,483             4,618       2,483
  Provision for uncollectible mortgages, notes and accounts receivable..........       -       3,679                 -       3,679
  Adjustment of derivatives to fair value.......................................       -        (198)                -        (598)
                                                                                ---------------------         ---------------------
                                                                                  15,298      34,642            33,877      74,109
                                                                                ---------------------         ---------------------

Income (loss) before gain (loss) on assets sold.................................   5,491        (238)           11,476       4,219
Gain (loss) on assets sold - net................................................   1,338        (302)            1,338        (302)
                                                                                ---------------------         ---------------------
Net income (loss) ..............................................................   6,829        (540)           12,814       3,917
Preferred stock dividends.......................................................  (5,029)     (5,029)          (10,058)    (10,058)
                                                                                ---------------------         ---------------------
Net income (loss) available to common...........................................$  1,800     $(5,569)         $  2,756    $ (6,141)
                                                                                =====================         =====================

Income (loss) per common share:
  Net income (loss) per share - basic...........................................$   0.05     $ (0.15)         $   0.07    $  (0.19)
                                                                                =====================         =====================
  Net income (loss) per share - diluted.........................................$   0.05     $ (0.15)         $   0.07    $  (0.19)
                                                                                =====================         =====================

Dividends declared and paid per common share....................................$      -     $     -          $      -    $      -
                                                                                =====================         =====================

Weighted-average shares outstanding, basic......................................  37,153      37,129            37,149      32,302
                                                                                =====================         =====================
Weighted-average shares outstanding, diluted....................................  38,212      37,129            38,208      32,302
                                                                                =====================         =====================
Components of other comprehensive income:
  Unrealized gain on Omega Worldwide, Inc.......................................$      -     $    12          $      -    $    558
                                                                                =====================         =====================
  Unrealized (loss) gain on hedging contracts...................................$ (2,529)    $    83          $ (3,152)   $    366
                                                                                =====================         =====================

Total comprehensive income......................................................$  4,300     $  (445)         $  9,662    $  4,841
                                                                                =====================         =====================

                        OMEGA HEALTHCARE INVESTORS, INC.
                              FUNDS FROM OPERATIONS
                                    Unaudited
                    (In thousands, except per share amounts)

                                                                                 Three Months Ended             Six Months Ended
                                                                                      June 30,                     June 30,
                                                                                 2003           2002           2003           2002
                                                                                ---------------------         ---------------------
Net income (loss) available to common...........................................$  1,800    $ (5,569)         $ 2,756     $ (6,141)
  (Less gain) plus loss from real estate dispositions...........................  (1,338)        302           (1,338)         302
  Plus impairment charge........................................................       -       2,483            4,618        2,483
                                                                                ---------------------         ---------------------
    Sub-total...................................................................     462      (2,784)           6,036       (3,356)
  Elimination of non-cash items included in net income (loss):
    Depreciation................................................................   5,366       5,309           10,648       10,589
    Amortization................................................................      38          43               85           89
    Adjustment of derivatives to fair value.....................................       -        (198)               -         (598)
                                                                                ---------------------         ---------------------
Funds from operations, basic....................................................   5,866       2,370           16,769        6,724
Series C Preferred Dividends....................................................   2,621       2,621            5,242        5,242
                                                                                ---------------------         ---------------------
Funds from operations, diluted..................................................$  8,487    $  4,991          $22,011     $ 11,966
                                                                                ---------------------         ---------------------

Weighted-average common shares outstanding, basic...............................  37,153      37,129           37,149       32,302
  Assumed conversion of Series C Preferred Stock................................  16,775      16,775           16,775       16,775
  Assumed exercise of stock options.............................................   1,058       1,439            1,058        1,439
                                                                                ---------------------         ---------------------
Weighted-average common shares outstanding, diluted.............................  54,986      55,343           54,982       50,516
                                                                                =====================         =====================
FFO per share, basic............................................................$   0.16    $   0.06          $  0.45     $   0.21
FFO per share, diluted*.........................................................$   0.15    $   0.06          $  0.40     $   0.21

Adjusted Funds from operations:
  Funds from operations, diluted................................................$  8,487    $  4,991          $22,011     $ 11,966
  Less legal settlement.........................................................       -           -           (2,187)           -
  Less nursing home revenues....................................................  (1,045)    (12,210)          (2,584)     (33,958)
  Plus nursing home expenses....................................................   1,150      13,485            4,022       37,185
  Plus provision for uncollectible mortgages, notes and accounts receivable.....       -       3,679                -        3,679
  Plus write-off of deferred financing..........................................   2,586           -            2,586            -
                                                                                ---------------------         ---------------------
Adjusted Funds from operations..................................................$ 11,178    $  9,945          $23,848     $ 18,872
                                                                                =====================         =====================

*  Lower of basic or diluted FFO per share.

     The Company believes that Funds From Operations ("FFO") is an important supplemental measure of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. The Company generally uses the National Association of Real Estate Investment
Trusts' ("NAREIT") measure of FFO. The Company defines FFO as net income available to common stockholders, adjusted for the effects of asset dispositions and impairments and certain non-cash items, primarily depreciation and amortization. FFO herein is not necessarily comparable to FFO presented by other REITs due to the fact that not all REITs use the same definition. Diluted FFO is adjusted for the assumed conversion of Series C preferred stock and the exercise of in-the-money stock options.

     Adjusted FFO is calculated as diluted FFO less revenues and expenses related to nursing home operations and non-recurring revenue and expense items. The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company's core portfolio as a REIT in view of the disposition of all but one of the Company's owned and operated assets.

     Neither FFO nor Adjusted FFO represents cash generated from operating activities in accordance with GAAP, and therefore, should not be considered alternatives to net income as indications of operating performance or to net cash flow from operating activities, as determined by GAAP, as a measure of liquidity, and such measures are not necessarily indicative of cash available to fund cash needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and Adjusted FFO should be examined in conjunction with net income as presented elsewhere in this Press Release.

     Nursing  home   revenues  and  nursing  home   expenses  in  the  Company's
consolidated financial statements which relate to the Company's owned and operated assets are as follows:

                                       Three Months Ended      Six Months Ended
                                             June 30,              June 30,
                                       ------------------     ------------------
                                        2003       2002        2003       2002
                                       ------------------     ------------------
                                           (Unaudited)            (Unaudited)
                                         (In thousands)         (In thousands)
Nursing home revenues (1)
  Medicaid............................. $  614    $ 7,488      $ 1,469   $20,991
  Medicare.............................    180      2,814          452     7,071
  Private & other......................    251      1,908          663     5,896
                                       ------------------     ------------------
    Total nursing home revenues (2)....  1,045     12,210        2,584    33,958
                                       ------------------     ------------------

Nursing home expenses
  Patient care expenses................    557      7,832        1,423    23,110
  Administration.......................    490      3,743        1,601     8,245
  Property & related...................     51        883          260     2,475
  Leasehold buyout expense.............      -          -          582         -
  Management fees......................     52        678          128     1,878
  Rent.................................      -        349           28     1,477
                                       ------------------     ------------------
    Total nursing home expenses (2)....  1,150     13,485        4,022    37,185
                                       ------------------     ------------------
Nursing home revenues and expenses of
  owned and operated assets - net (2)..$  (105)   $    -       $(1,438)  $     -
                                       ==================     ==================

(1) Nursing home revenues from these owned and operated assets are recognized as services are provided.

(2) Nursing home revenues and expenses of owned and operated assets for the three- and six-months ended June 30, 2003 are shown on a net basis on the face of the Company's Consolidated Statements of Operations and are shown on a gross basis for the three- and six-months ended June 30, 2002.

     The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets. Nursing home revenues and expenses of owned and operated assets for the three- and six-month periods ended June 30, 2003 are shown on a net basis on the face of the Company's Consolidated Statements of Operations and are shown on a gross basis for the three- and six-month periods ended June 30, 2002. Since nursing home revenues are not included in reported revenues for the three- and six-month periods ended June 30, 2003, no adjustment is necessary to exclude nursing home revenues.

                                       Three Months Ended      Six Months Ended
                                             June 30,              June 30,
                                       ------------------     ------------------
                                        2003       2002        2003       2002
                                       ------------------     ------------------
                                           (Unaudited)            (Unaudited)
                                         (In thousands)         (In thousands)

Total revenues........................ $20,789    $34,404     $45,353   $78,328
Nursing home revenues of owned and
  operated assets.....................       -     12,210           -    33,958
                                       ------------------     ------------------
  Revenues excluding nursing home
    revenues of owned and operated
    assets............................ $20,789    $22,194     $45,353   $44,370
                                       ==================     ==================

Total expenses........................ $15,298    $34,642     $33,877   $74,109
Nursing home expenses of owned and
  operated assets.....................       -     13,485           -    37,185
Nursing home revenues and expenses of
  owned and operated assets - net.....     105          -       1,438         -
                                       ------------------     ------------------
  Expenses excluding nursing home
    expenses of owned and operated
    assets............................ $15,193    $21,157     $32,439   $36,924
                                       ==================     ==================

     The  assets  and  liabilities  in  the  Company's   consolidated  financial
statements which relate to the Company's owned and operated assets are as follows:

                                                 (Unaudited)
                                                   June 30,    December 31,
                                                    2003           2002
                                                 --------------------------
                                                       (In thousands)
                           ASSETS
Cash .........................................    $   668         $   838
Accounts receivable - net (1).................      2,793           7,491
Other current assets (1)......................        411           1,207
                                                 --------------------------
   Total current assets.......................      3,872           9,536
                                                 --------------------------
Investment in leasehold - net (1).............          -             185
                                                 --------------------------
Land and buildings............................      5,295           5,571
Less accumulated depreciation.................       (605)           (675)
                                                 --------------------------
Land and buildings - net......................      4,690           4,896
                                                 --------------------------
Assets held for sale - net....................      2,227           2,324
                                                 --------------------------
   Total assets...............................    $10,789         $16,941
                                                 ==========================

                         LIABILITIES
Accounts payable..............................    $   153         $   389
Other current liabilities.....................      3,660           4,223
                                                 --------------------------
   Total current liabilities..................      3,813           4,612
                                                 --------------------------
Total liabilities (1).........................    $ 3,813         $ 4,612
                                                 ==========================

Operating assets and liabilities for owned
  properties - net (1)........................    $  (609)        $     -
                                                 ==========================

(1) Operating assets and liabilities for owned properties as of June 30, 2003 are shown on a net basis on the face of the Company's Consolidated Balance Sheet and are shown on a gross basis as of December 31, 2002.

     The  table  below   summarizes  the  Company's  number  of  properties  and
investment by category for the quarter ended June 30, 2003:

                                                                                                                 Assets
                                                                                                     Total        Held
                                           Purchase /    Mortgages      Owned &      Closed        Healthcare     for
          Facility Count                   Leaseback     Receivable    Operated     Facilities     Facilities     Sale       Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 2003..............        155           54              1          11            221            4         225
Properties closed......................          -           (2)             -           2              -            -           -
Properties sold/mortgages paid.........          -            -              -           -              -           (1)         (1)
Transition leasehold interest..........          -            -              -           -              -            -           -
Properties leased /mortgages placed....          -            -              -           -              -            -           -
Properties transferred to
  purchase/leaseback...................          -            -              -           -              -            -           -
------------------------------------------------------------------------------------------------------------------------------------
  Balance at June 30, 2003.............        155           52              1          13            221            3         224
====================================================================================================================================

         Investment ($000's)
---------------------------------------
Balance at March 31, 2003..............   $701,209     $124,667       $  5,294     $  6,870       $838,040     $  2,324    $840,364
Properties closed......................          -       (1,200)             -        1,200              -            -           -
Properties sold/mortgages paid.........          -            -              -            -              -          (97)        (97)
Transition leasehold interest..........          -            -              -            -              -            -           -
Properties leased/mortgages placed.....          -            -              -            -              -            -           -
Properties transferred to
  purchase/leaseback...................          -            -              -            -              -            -           -
Impairment on properties...............          -            -              -            -              -            -           -
Capex and other........................      1,274       (2,555)             1            -         (1,280)           -      (1,280)
------------------------------------------------------------------------------------------------------------------------------------
  Balance at June 30, 2003.............   $702,483     $120,912       $  5,295     $  8,070       $836,760     $  2,227    $838,987
====================================================================================================================================